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                                                                 Exhibit 10.28.2


                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of January 29, 1999, by and between NATURAL WONDERS, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 1, 1998, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 4.9.(e) is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 4.9.(e) Net income after taxes not less than ($1,741,000.00) at fiscal year and January 30, 1999, net loss not greater than $3,000,000.00 in each first fiscal greater, net loss not greater than $1,950,000 in each second fiscal quarter, and net loss not greater than $3,000,000 in each third fiscal quarter.

         2. Section 4.11 is hereby deleted in its entirety, without substitution.

         3. Section 5.8 is hereby deleted in its entirety, and the following substituted therefor:

                           "8. LOANS, ADVANCES, INVESTMENTS. Make any loans or
                  advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, (b)reasonable royalty payments to NWCMI as consideration for the license to use the trademarks and trade names owned by NWCMI,(c) unsecured loans between NWCMI and Borrower, and (d) unsecured loans to Ken Norton in an aggregate of $450,000.00."

         4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.


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         IN WITNESS WHGREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                    WELLS FARGO BANK,

NATURAL ,WCNDERS INC.                               NATIONAL ASSOCIATION

By: /s/ Peter G. Hanelt                             /s/ Karen Barone
    ---------------------------                     ---------------------------
        Peter G. Hanelt                                 Karen Barone
        Chief Financial Officer                         Vice President